UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2016
(Date of earliest event reported)

Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2016, the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) approved Amended and Restated Bylaws of the Company (the “Bylaws”). Effective immediately, the Bylaws were amended as follows:

•	Sections 2.2(a) and 2.3(a) expressly authorize the Board to postpone, reschedule or cancel stockholder meetings.

•
Section 2.4(a) provides that, unless otherwise required by law, if a stockholder (or a qualified representative of a stockholder as defined in this provision) does not appear at an annual or special stockholders meeting to present a nomination or proposed business submitted by such stockholder in accordance with the Bylaws, the matter shall be disregarded.

•	Section 2.8 provides that a stockholders meeting may be adjourned by the chairman of the meeting for such periods as the chairman may direct.

•	Section 2.11 sets forth the procedures for setting record dates for determining stockholders entitled to notice of meetings and to vote at such meetings.

•	Section 2.12 sets forth the permissible means for a stockholder to grant proxies to another person or persons to act for such stockholder.

•	Section 2.14 was amended to provide for electronic access to a list of stockholders in connection with a stockholders meeting.

•	Section 3.3 contains specific terms for counting a plurality of votes cast in the context of a contested election of directors.

•
Section 3.5, which previously provided that directors could only be removed from office for cause (as such term was defined in the provision) now provides that directors may be removed, with or without cause, by the holders of a majority in voting power of the shares entitled to vote in the election of directors.

•	Section 4.1 specifies the limits on the power and authority of Board committees in conformity with Delaware General Corporation Law (the “DGCL”).

•
Section 6.1 provides that mandatory indemnification is not automatically extended to a person who is serving at the Company’s request as an officer or director of another corporation unless such person is also an officer or director of the Company who is otherwise entitled to mandatory indemnification.

•
Section 6.10 provides for the time periods for indemnification payments (including advancement of expenses) and the remedy available to an indemnified party if the Company fails to provide the required payments.

•
Former Article VII was deleted in its entirety because the provisions largely restated provisions already found in the DGCL; the deleted provisions provided for maintenance of certain corporate records, the inspection rights of stockholders and directors with respect to such records and the voting by the Company of shares held in another corporation.

•	Section 7.5 provides simplified procedures for the issuance of stock certificates in replacement of lost, stolen or destroyed certificates.

•
Section 8.4(b) eliminates the requirement to give notice to a stockholder otherwise required if all notices to such stockholder for and between two consecutive annual meetings (or at least two dividend payments during any 12-month period) have been returned as undeliverable.

•
Article X now provides that the Delaware Court of Chancery is the exclusive forum for (in addition to matters previously specified) any claim of breach of fiduciary duty owed by any stockholder of the Company and for any action to which the DGCL confers jurisdiction to such Court.

The Bylaws were also amended to make certain other immaterial, clarifying or technical changes and enhancements and to make conforming changes to address amendments to the DGCL and other legal developments since the Company last amended its Bylaws.

The foregoing description of the Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Qorvo, Inc., effective as of January 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer

Date:    February 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Qorvo, Inc., effective as of January 29, 2016